As filed with the Securities and Exchange Commission on August 4, 2017.

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vistra Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	36-4833255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6555 Sierra Dr.

Irving, Texas 75039

(Address of principal executive offices, including zip code)

Vistra Energy Corp. 2016 Omnibus Incentive Plan

(Full title of the plan)

Stephanie Zapata Moore

Executive Vice President and General Counsel

Vistra Energy Corp.

6555 Sierra Dr.

Irving, Texas 75039

(Name and address of agent for service)

(214) 812-4600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	22,500,000	$16.425	$369,562,500.00	$42,832.29

(1)	Amount to be registered consists of 22,500,000 shares to be issued pursuant to the grant or exercise of awards under the Vistra Energy Corp. 2016 Omnibus Incentive Plan (the 2016 Omnibus Plan), including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), additional shares that may become issuable by reason of any stock dividend, stock split or similar transaction in accordance with the adjustment and anti-dilution provisions of the 2016 Omnibus Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares of common stock as reported on the New York Stock Exchange on July 31, 2017.

PART I

Vistra Energy Corp. (the Registrant) will provide all participants in the Vistra Energy Corp. 2016 Omnibus Incentive Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Securities Act). In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s), along with the documents incorporated by reference into this registration statement on Form S-8 (this Registration Statement) pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference the following documents filed by it with the Commission:

(1)	the description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s registration statement on Form 8-A (No. 001-38086) filed with the Commission on May 4, 2017, and any subsequent amendment or report filed for the purpose of updating such description;

(2)	the Registrant’s prospectus, dated May 9, 2017, filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act, as supplemented by Prospectus Supplement No. 1, dated May 19, 2017, Prospectus Supplement No. 2, dated May 19, 2017, Prospectus Supplement No. 3, dated July 12, 2017, and Prospectus Supplement No. 4, dated July 18, 2017;

(3)	the Registrant’s quarterly reports on Form 10-Q, filed with the Commission on May 18, 2017 and on August 4, 2017; and

(4)	the Registrant’s current reports on Form 8-K, filed with the Commission on May 18, 2017, May 18, 2017, July 7, 2017, July 14, 2017, and August 4, 2017, in each case, to the extent filed and not furnished.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (DGCL) authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), or (2) by a majority vote of a designated committee of these directors (even though less than a quorum), or (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

Section 145(c) of the DGCL provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for (a) a breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) a violation of Section 174 of the DGCL (unlawful dividends) or (d) any transaction from which the director derived an improper personal benefit. Article XII of the Certificate of Incorporation of the Registrant eliminates the personal liability of the Registrant’s directors to the fullest extent permitted by the DGCL. Such section eliminates the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (unlawful dividends), or (d) for any transaction from which the director derived an improper personal benefit.

Under the restated bylaws of the Registrant, dated November 4, 2016 (the Bylaws), the Registrant agrees that it is the indemnitor of first resort to provide advancement of expenses or indemnification to directors and officers.

Article VI of the Bylaws provides that the Registrant shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or other threatened, pending or completed proceeding, whether brought by or in the right of the Registrant or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature by reason of the fact that he or she is or was a director, an officer, or while a director or officer of the Registrant is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized by applicable law, including, without limitation, the DGCL. Under the Bylaws, except as otherwise required by law, the Registrant shall indemnify an officer or director in connection with a proceeding initiated by the officer or director, only if such proceeding or part thereof was authorized or ratified by the board of directors of the Registrant.

The Registrant has entered into indemnification agreements with each of its officers and directors that provide, in general, that the Registrant will indemnify them to the fullest extent permitted by law in connection with their service to the Registrant or on its behalf.

The Registrant has obtained directors’ and officers’ liability insurance which insures against certain liabilities that our directors and officers may, in such capacities, incur.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	—	Certificate of Incorporation of the Registrant (formerly known as TCEH Corp.) (filed as Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement and incorporated herein by reference).

4.2	—	Certificate of Amendment of Certificate of Incorporation of the Registrant (formerly known as TCEH Corp.) (filed as Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement and incorporated herein by reference).

4.3	—	Restated Bylaws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Form S-1 Registration Statement and incorporated herein by reference).

4.4	—	Registration Rights Agreement of the Registrant and the holders party thereto (filed as Exhibit 4.1 to the Registrant’s Form S-1 Registration statement and incorporated herein by reference).

5.1*	—	Opinion of Sidley Austin LLP.

23.1*	—	Consent of Deloitte & Touche LLP.

23.2*	—	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	—	Power of Attorney (included on the signature page to this Registration Statement).

99.1	—	2016 Omnibus Incentive Plan (filed as Exhibit 10.6 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 filed April 5, 2017 and incorporated herein by reference).

99.2	—	Form of Option Award Agreement (Management) for 2016 Omnibus Incentive Plan (filed as Exhibit 10.7 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 filed April 5, 2017 and incorporated herein by reference).

99.3	—	Form of Restricted Stock Unit Award Agreement (Management) for 2016 Omnibus Incentive Plan (filed as Exhibit 10.8 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 filed April 5, 2017 and incorporated herein by reference).

* Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on August 4, 2017.

VISTRA ENERGY CORP.

Date: August 4, 2017	By:	/s/ Curtis A. Morgan
Curtis A. Morgan
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Curtis A. Morgan, J. William Holden and Stephanie Zapata Moore, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-8, and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes which are the subject of such registration statement, as the case may be, which amendments may make such changes in such registration statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Curtis A. Morgan Curtis A. Morgan	Director, President and Chief Executive Officer (Principal Executive Officer)	August 4, 2017

/s/ J. William Holden J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 4, 2017

/s/ Terry Nutt Terry Nutt	Senior Vice President and Controller (Principal Accounting Officer)	August 4, 2017

/s/ Gavin R. Baiera Gavin R. Baiera	Director	August 4, 2017

/s/ Jennifer Box Jennifer Box	Director	August 4, 2017

/s/ Jeff Hunter Jeff Hunter	Director	August 4, 2017

/s/ Brian K. Ferraioli Brian K. Ferraioli	Director	August 4, 2017

/s/ Cyrus Madon Cyrus Madon	Director	August 4, 2017

/s/ Geoff Strong Geoff Strong	Director	August 4, 2017

/s/ Scott Helm Scott Helm	Director	August 4, 2017

EXHIBIT INDEX

4.1	—	Certificate of Incorporation of the Registrant (formerly known as TCEH Corp.) (filed as Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement and incorporated herein by reference).

4.2	—	Certificate of Amendment of Certificate of Incorporation of the Registrant (formerly known as TCEH Corp.) (filed as Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement and incorporated herein by reference).

4.3	—	Restated Bylaws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Form S-1 Registration Statement and incorporated herein by reference).

4.4	—	Registration Rights Agreement of the Registrant and the holders party thereto (filed as Exhibit 4.1 to the Registrant’s Form S-1 Registration statement and incorporated herein by reference).

5.1*	—	Opinion of Sidley Austin LLP.

23.1*	—	Consent of Deloitte & Touche LLP.

23.2*	—	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	—	Power of Attorney (included on the signature page to this Registration Statement).

99.1	—	2016 Omnibus Incentive Plan (filed as Exhibit 10.6 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 filed April 5, 2017 and incorporated herein by reference).

99.2	—	Form of Option Award Agreement (Management) for 2016 Omnibus Incentive Plan (filed as Exhibit 10.7 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 filed April 5, 2017 and incorporated herein by reference).

99.3	—	Form of Restricted Stock Unit Award Agreement (Management) for 2016 Omnibus Incentive Plan (filed as Exhibit 10.8 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 filed April 5, 2017 and incorporated herein by reference).

* Filed herewith.